Locke Liddell & Sapp LLP
                              Attorneys & Counselors
2200 Ross Avenue                                                  (214) 740-8000
Suite 2200                                                   Fax: (214) 740-8800
Dallas, Texas 75201-6776  Austin Dallas Houston New Orleans www.lockeliddell.com


                                 April 12, 2000



Weingarten  Realty  Investors
2600  Citadel  Plaza  Drive,  Suite  300
Houston,  Texas  77008

Ladies  and  Gentlemen:

     We have acted as counsel to Weingarten Realty Investors (the "Company"), a Texas real estate investment trust, in connection with the sale of 39,204 common shares of beneficial interest, par value $.03 per share (the "Common Shares"), to be sold by the selling stockholder named in and in accordance with the Registration Statement of the Company on Form S-3 (the "Registration Statement") and related prospectus with respect to the Common Shares (the "Prospectus"), which Form S-3 was filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     In rendering the following opinions, we have examined the Restated Declaration of Trust, as amended, and bylaws of the Company, as amended to date, an officer's certificate to counsel for Weingarten Realty Investors regarding certain income tax and factual matters signed by an appropriate officer and dated as of the date hereof, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

     We have reviewed the descriptions set forth in the Registration Statement of the Company and its investments, activities, operations and governance. We have relied upon the facts set forth in the Registration Statement and upon the representations of officers of the Company that the Company has been and will be owned and operated in such a manner that the Company has and will continue to satisfy the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). In addition, we have relied on certain additional facts and assumptions described below.

In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any party, (vi) the accuracy and completeness of all records made available to us, (vii) the factual accuracy of all representations, warranties and other statements made by all parties and (viii) that the Company has been and will be operated in accordance with applicable laws and in accordance with the terms and conditions of the organizational documents of the Company and all agreements to which it is a party. We have also assumed, without investigation, that all documents, certificates, representations, warranties and covenants upon which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

     The discussion and conclusions set forth below are based upon the Code, the Income Tax Regulations and procedural and administration rules, regulations and pronouncements promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change (possibly with retroactive effect). No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future.

     Based upon and subject to the foregoing discussion and the discussion of the federal income tax considerations that relate to the tax treatment of the Company and its shareholders as set forth under the caption "Federal Income Tax Consequences" in the Prospectus, as of the date hereof we are of the opinion that the Company's form of organization, its diversity of equity ownership and its manner of operations have been in conformity with the requirements for qualification and taxation as a REIT for its taxable year ended December 31, 1985 and all years thereafter through its taxable year ended December 31, 1999. Furthermore, we are of the opinion that the Company's proposed diversity of equity ownership and manner of operation should enable the Company to continue to satisfy the requirements to qualify to be treated as a REIT for the calendar year 2000.

     We express no opinion with respect to the transactions described herein, or in the Registration Statement or the Prospectus other than those expressly set forth herein. You should recognize that our opinions are not binding on the Internal Revenue Service (the "IRS") and that the IRS may disagree with the opinions contained herein. Although we believe that our opinions will be sustained if challenged, there can be no assurance that this will be the case. Except as specifically discussed above, the opinions expressed herein are based upon the law as it currently exists. Consequently, future changes in the law may cause the federal income tax treatment of the transactions described herein to be materially and adversely different from that described above.

     This opinion is intended solely for the purposes set forth in the Registration Statement; it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.

     We hereby consent to the filing of this opinion letter as an exhibit to the Prospectus and to the reference to this firm under the caption "Federal Income Tax Consequences" in the Prospectus. In giving the consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                             LOCKE  LIDDELL  &  SAPP  LLP



                                             By:     /s/  Don A. Hammett, Jr.
                                                     -------------------------
                                                       Don A. Hammett, Jr.